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                       CONSENT OF INDEPENDENT ACCOUNTANTS

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To the Shareholders and Board of Trustees
         of The Glenmede Portfolios:

         We consent to the incorporation by reference in Post-Effective Amendment No. 7 to the Registration Statement of The Glenmede Portfolios (the "Fund") on Form N-1A (File Number 33-46593) of our report dated December 18, 1995 on our audit of the financial statements and financial highlights of the Fund for the year ended October 31, 1995, which report is included in the respective Annual Report to Shareholders for the year ended October 31, 1995, which is incorporated by reference in the Registration Statement. We also consent to the reference of our firm under the caption "Independent Accountants" in the Statement of Additional Information.

                                             /s/ COOPERS & LYBRAND L.L.P.
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                                                 COOPERS & LYBRAND L.L.P.

Philadelphia, Pennsylvania
February 20, 1996